UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [    ]

Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[X] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Sec. 240.14a-12

OPTIMUM FUND TRUST

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

[ ]	Fee paid previously with preliminary proxy materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
____________________________________________________________

2) Form, Schedule or Registration Statement No.:
____________________________________________________________

3) Filing Party:
____________________________________________________________

4) Date Filed:
____________________________________________________________

      Optimum Funds

      December 11, 2015

URGENT

Dear Shareholder,

We have attempted to contact you regarding an important shareholder meeting pertaining to your investment in Optimum Funds and apologize for any inconvenience this matter has caused you.

However, we are trying to reach quorum for the shareholder meeting so we are asking that you cast a vote by the January 8, 2016 meeting date. You are one of the top shareholders within the Optimum Funds and your vote is very important.

The Optimum Funds board of trustees is recommending that shareholders vote in favor of the proposals being made at the shareholder meeting, but you can also vote against the proposals or abstain. This will help us reach quorum and allow the shareholder meeting to be held, avoiding the possibility of further cost and outreach to shareholders like yourself.

You can contact me directly at 855-928-4484 and I would be happy to assist you with casting your vote by phone. This matter is very important, but will take only a moment of your time.

Broadridge Financial Solutions has been engaged by Optimum Funds to contact you.

Thank you in advance for your assistance with this matter.

Sincerely,

Melissa Carlson
Shareholder Services